     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1999

                                                      REGISTRATION NO. 333-72607
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          CLONTECH LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          2836                  77-0035190
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                            1020 EAST MEADOW CIRCLE
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-8222

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                             KENNETH S. FONG, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CLONTECH LABORATORIES, INC.
                            1020 EAST MEADOW CIRCLE
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-8222

           (Name, address and telephone number of agent for service)
                               ------------------

                                   COPIES TO:

         MATTHEW B. HEMINGTON                       PATRICK T. SEAVER
          MICHAEL L. WEINER                          CHARLES K. RUCK
          COOLEY GODWARD LLP                         LATHAM & WATKINS
        FIVE PALO ALTO SQUARE              650 TOWN CENTER DRIVE, 20(TH) FLOOR
         3000 EL CAMINO REAL                   COSTA MESA, CALIFORNIA 92626
     PALO ALTO, CALIFORNIA 94306                      (714) 540-1235
            (650) 843-5000

                               ------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                               ------------------

    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________


    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No. 2 is solely to file an exhibit to the Registration Statement as set forth below as in Item 16(a) of Part II.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) THE FOLLOWING IS A LIST OF EXHIBITS FILED AS A PART OF THIS REGISTRATION
    STATEMENT:


 EXHIBIT
 NUMBER    DESCRIPTION OF DOCUMENT
---------  --------------------------------------------------------------------------------------------------
   1.1*    Form of Underwriting Agreement.

   3.1**   Certificate of Incorporation of the Registrant.

   3.2**   Form of Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering.

   3.3**   Bylaws of the Registrant.

   3.4**   Form of Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering.

   4.1**   Reference is made to Exhibits 3.1 through 3.4.

   4.2*    Specimen Stock Certificate.

   4.3**   Investor Rights Agreement, dated September 9, 1997.

   4.4**   Warrants to purchase Common Stock of the Registrant issued to Summit Partners.

   4.5**   Shareholders Agreement, dated September 9, 1997, by and between Summit Partners and Kenneth S.
             Fong.

   4.6**   Right of First Refusal and Co-Sale Agreement, dated September 9, 1997, by and between Summit
             Partners and Kenneth S. Fong.

   4.7**   Stock Pledge Agreement, dated September 9, 1997, by and between Summit Partners and Kenneth S.
             Fong.

   5.1*    Opinion of Cooley Godward LLP.

  10.1**   Form Indemnity Agreement.

  10.2**   Amended and Restated 1997 Equity Incentive Plan.

  10.3**   Amended and Restated 1998 Non-Employee Directors' Stock Option Plan.

  10.4**   1998 Employee Stock Purchase Plan.

  10.5**   Securities Purchase Agreement, dated September 9, 1997, by and between Summit Partners and
             Registrant.

  10.6**   Promissory notes, dated September 9, 1997, by and between Summit Partners and Registrant.

  10.7**   Loan Agreement, dated September 1, 1998, by and between Union Bank of California, N.A. and
             Registrant, including four promissory notes dated September 4, 1998.

  10.8**   Lease, dated September 15, 1994, between Registrant and California Pacific Commercial Corporation.

  10.9**   Lease, dated March 16, 1994, between Registrant and L. J. Valente.

  10.10**  Lease, dated May 1, 1998, between Registrant and L. J. Valente.

  10.11**  Lease, dated April 28, 1997, between Registrant and Teledyne Industries, Inc.

  10.12**  License Agreement, dated May 20, 1996, by and between BASF Bioresearch Corporation and
             Registrant.+

  10.13**  Patent License Agreement, dated October 1, 1996, by and between F. Hoffman-La Roche Ltd., Roche
             Molecular Systems, Inc. and Registrant.+

 EXHIBIT
 NUMBER    DESCRIPTION OF DOCUMENT
---------  --------------------------------------------------------------------------------------------------
  10.14**  Research, Development and Commercialization Agreement, dated September 11, 1998, by and between
             Molecular Dynamics, Inc., a subsidiary of Amersham Pharmacia Biotech, Inc. and Registrant.+

  10.15**  Distribution Agreement, dated November 13, 1998, by and between Macherey-Nagel GmbH & Co. KG and
             Registrant.+

  10.16**  Agreement, dated December 31, 1998, by and between Phase-1 Molecular Toxicology, Inc. and
             Registrant.+

  10.17**  License Agreement, dated January 2, 1996, by and between Wayne M. Barnes, Ph.D and Registrant, assigned by Dr. Barnes to Takara Shuzo Co., Ltd., April 25, 1996.+

  10.18**  Manufacturing Agreement, dated May 7, 1998, by and between F. Hoffman-
             La Roche Ltd., Roche Molecular Systems, Inc. and Registrant.+

  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2*    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

  24.1**   Power of Attorney.

  27.1**   Financial Data Schedule.


------------------------

*   To be filed by amendment.


**  Previously filed.


+   Confidential Treatment Requested.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the City of Palo Alto, County of Santa Clara, State of California, on the 3rd day of March, 1999.


                                CLONTECH LABORATORIES, INC.

                                By:             /s/ WILLIAM W. SIMS
                                     -----------------------------------------
                                                  William W. Sims
                                             SENIOR VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER
                                        (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                      OFFICER)

    In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed below by the following person in the capacities and on the dates stated.


              SIGNATURE                                     TITLE                                 DATE
--------------------------------------  ---------------------------------------------  ---------------------------

           KENNETH S. FONG*             President and Chief Executive Officer                 March 3, 1999
    ------------------------------        (Principal Executive Officer)
           Kenneth S. Fong

         /s/ WILLIAM W. SIMS            Senior Vice President and Chief Financial             March 3, 1999
    ------------------------------        Officer
           William W. Sims                (Principal Financial and Accounting
                                          Officer)

           GREGORY M. AVIS*             Director                                              March 3, 1999
    ------------------------------
           Gregory M. Avis

            DAVID S. LEE*               Director                                              March 3, 1999
    ------------------------------
             David S. Lee

            STEVEN GOLDBY*              Director                                              March 3, 1999
    ------------------------------
            Steven Goldby


*By:       /s/ WILLIAM W. SIMS
        -------------------------
             William W. Sims
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER    DESCRIPTION OF DOCUMENT
---------  --------------------------------------------------------------------------------------------------
   1.1*    Form of Underwriting Agreement.

   3.1**   Certificate of Incorporation of the Registrant.

   3.2**   Form of Restated Certificate of Incorporation of the Registrant to be effective upon the completion of the offering.

   3.3**   Bylaws of the Registrant.

   3.4**   Form of Amended and Restated Bylaws of the Registrant to be effective upon the completion of the offering.

   4.1**   Reference is made to Exhibits 3.1 through 3.4.

   4.2*    Specimen Stock Certificate.

   4.3**   Investor Rights Agreement, dated September 9, 1997.

   4.4**   Warrants to purchase Common Stock of the Registrant issued to Summit Partners.

   4.5**   Shareholders Agreement, dated September 9, 1997, by and between Summit Partners and Kenneth S.
             Fong.

   4.6**   Right of First Refusal and Co-Sale Agreement, dated September 9, 1997, by and between Summit
             Partners and Kenneth S. Fong.

   4.7**   Stock Pledge Agreement, dated September 9, 1997, by and between Summit Partners and Kenneth S.
             Fong.

   5.1*    Opinion of Cooley Godward LLP.

  10.1**   Form Indemnity Agreement.

  10.2**   Amended and Restated 1997 Equity Incentive Plan.

  10.3**   Amended and Restated 1998 Non-Employee Directors' Stock Option Plan.

  10.4**   1998 Employee Stock Purchase Plan.

  10.5**   Securities Purchase Agreement, dated September 9, 1997, by and between Summit Partners and
             Registrant.

  10.6**   Promissory notes, dated September 9, 1997, by and between Summit Partners and Registrant.

  10.7**   Loan Agreement, dated September 1, 1998, by and between Union Bank of California, N.A. and
             Registrant, including four promissory notes dated September 4, 1998.

  10.8**   Lease, dated September 15, 1994, between Registrant and California Pacific Commercial Corporation.

  10.9**   Lease, dated March 16, 1994, between Registrant and L. J. Valente.

  10.10**  Lease, dated May 1, 1998, between Registrant and L. J. Valente.

  10.11**  Lease, dated April 28, 1997, between Registrant and Teledyne Industries, Inc.

  10.12**  License Agreement, dated May 20, 1996, by and between BASF Bioresearch Corporation and
             Registrant.+

  10.13**  Patent License Agreement, dated October 1, 1996, by and between F. Hoffman-La Roche Ltd., Roche
             Molecular Systems, Inc. and Registrant.+

  10.14**  Research, Development and Commercialization Agreement, dated September 11, 1998, by and between
             Molecular Dynamics, Inc., a subsidiary of Amersham Pharmacia Biotech, Inc. and Registrant.+

  10.15**  Distribution Agreement, dated November 13, 1998, by and between Macherey-Nagel GmbH & Co. KG and
             Registrant.+

  10.16**  Agreement, dated December 31, 1998, by and between Phase-1 Molecular Toxicology, Inc. and
             Registrant.+

 EXHIBIT
 NUMBER    DESCRIPTION OF DOCUMENT
---------  --------------------------------------------------------------------------------------------------
  10.17**  License Agreement, dated January 2, 1996, by and between Wayne M. Barnes, Ph.D and Registrant, assigned by Dr. Barnes to Takara Shuzo Co., Ltd., April 25, 1996.+

  10.18**  Manufacturing Agreement, dated May 7, 1998, by and between F. Hoffman-
             La Roche Ltd., Roche Molecular Systems, Inc. and Registrant.+

  23.1     Consent of PricewaterhouseCoopers LLP.

  23.2*    Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

  24.1**   Power of Attorney.

  27.1**   Financial Data Schedule.


------------------------

*   To be filed by amendment.


**  Previously filed.


+   Confidential Treatment Requested.